UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2020

SVB Financial Group
(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3003 Tasman Drive, Santa Clara, CA 95054-1191
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.001 per share	SIVB	The Nasdaq Stock Market LLC

Depositary shares, each representing a 1/40th interest in a share of 5.250% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series A	SIVBP	The Nasdaq Stock Market LLC
Item 8.01    Other Events

On August 7, 2020, SVB Financial Group (the “Company”) filed its quarterly report on Form 10-Q for the period ending June 30, 2020, which contained the following subsequent events disclosure:
The Company currently holds approximately 2.8 million shares of common stock (or warrants to acquire common stock) of BigCommerce Holdings, Inc. (“BIGC”), which recently completed its initial public offering in early August 2020.  The valuation of BIGC has increased due to its IPO, as well as post-IPO share price increases.  Based on these share holdings and on the closing price of BIGC’s common stock of $93.51 as of August 6, 2020, the Company currently estimates, on a pre-tax basis, a total of approximately $172 million to be recognized between: (i) unrealized gains on investments securities, net; (ii) gains on equity warrant assets, net; and (iii) other noninterest income. This total estimated amount is subject to change based on BIGC’s stock performance.  Additionally, the Company has certain carried interest rights in certain funds that hold equity interests in BIGC, which may result in additional gains, but is also subject to BIGC’s stock performance.
BIGC’s valuation and its financial impact on the Company (including the extent of any gains) are subject to change based on market conditions and other factors.  Additionally, gains are currently unrealized, and the extent to which such gains will become realized is subject to a variety of factors, including, among other things, the expiration of current lock-up agreements to which the securities are subject (currently scheduled to expire February 1, 2021), the timing of any actual sales of the securities, changes in the valuation of the securities, and market conditions.  Gains relating to our carried interest rights are further subject to the extent and timing of distributions based on the underlying funds’ general partner discretion and overall fund performance.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2020	SVB FINANCIAL GROUP

	By:	/s/ KAREN HON
	Name:	Karen Hon
	Title:	Chief Accounting Officer and Principal Accounting Officer